EXHIBIT (4)

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE THEREOF. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN CERTIFICATED FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TRUST COMPANY (THE “DEPOSITORY”) TO A NOMINEE OF THE DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. UNLESS THIS GLOBAL NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

REGISTERED No.: R-1 CUSIP No.: 590188W38	PRINCIPAL AMOUNT: $1,917,000

MERRILL LYNCH & CO., INC.

Medium-Term Note, Series C

Profit Lock-In SUMmation SecuritiesSM

(the “Notes”)

INDEX: Nasdaq-100®	INDEX PUBLISHER: The Nasdaq Stock Market, Inc.	PRICING DATE: November 23, 2004

ORIGINAL ISSUE DATE: November 30, 2004	INDEX LEVEL ON THE PRICING DATE: 1,562.60	STATED MATURITY: November 30, 2007

MONTHLY RETURN CAP: 2.5%	MONTHLY RETURN CALCULATION DATE: The 23rd day of each month beginning December 23, 2004 through November 23, 2007	CALCULATION AGENT: (Merrill Lynch, Pierce, Fenner & Smith Incorporated, unless otherwise specified)

DEFAULT RATE: 2.0%	DENOMINATIONS: (Integral multiples of $1,000, unless otherwise specified)	SPECIFIED CURRENCY: (United States dollar, unless otherwise specified)
OTHER PROVISIONS:

Merrill Lynch & Co., Inc., a Delaware corporation (hereinafter referred to as the “Company”, which term includes any successor corporation under the Indenture herein referred to), for value received, hereby promises to pay to CEDE & CO., or its registered assigns, a sum for each Unit equal to $1,000 plus the greater of the Supplemental Redemption Amount (as defined below) or the Profit Lock-In Amount (as defined below) on the Stated Maturity.

Payment or delivery per Unit of the above-referenced $1,000 plus the greater of the Supplemental Redemption Amount or the Profit Lock-In Amount, if any, and any interest on any overdue amount thereof with respect to this Global Note shall be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

This Global Note is one of the series of Medium-Term Notes, Series C, Profit Lock-In SUMmation SecuritiesSM which are due on the Stated Maturity.

Payment at Stated Maturity

At the Stated Maturity, a Holder shall receive a cash payment with respect to each $1,000 principal amount of Notes equal to $1,000 plus the greater of:

(i) the Supplemental Redemption Amount

or

(ii) the Profit Lock-In Amount.

The “Supplemental Redemption Amount” with respect to each $1,000 principal amount of Notes equals:

$1,000 × the Summation Amount

The “Summation Amount” equals the sum of the monthly percentage increases and decreases in the level of the Index (each a “Monthly Return”) over the term of this Global Note, subject to the Monthly Return Cap. Each Monthly Return equals:

(	Ending Value – Starting Value	)
Starting Value

subject to the Monthly Return Cap.

The “Profit Lock-In Amount” with respect to each $1,000 principal amount of Notes equals the greater of:

•	$0 per $1,000 principal amount of Notes if the Summation Amount never equals or exceeds 10% at any time during the term of this Global Note;

•	$100 per $1,000 principal amount of Notes if the Summation Amount equals or exceeds 10% at any time during the term of this Global Note;

•	$200 per each $1,000 principal amount of Notes if the Summation Amount equals or exceeds 20% at any time during the term of this Global Note; and

•	$300 per each $1,000 principal amount of Notes if the Summation Amount equals or exceeds 30% at any time during the term of this Global Note.

The Calculation Agent shall determine each Monthly Return on each Monthly Return Calculation Date or, if any such day is not an Index Business Day (as defined below), the next succeeding day that is an Index Business Day, except as described herein, by determining the percentage change in the closing level of the Index on such Monthly Return Calculation Date relative to the closing level of the Index on the immediately preceding Monthly Return Calculation Date, or, in the case of the first Monthly Return Calculation Date, the Pricing Date. Each such Monthly Return (subject to the Monthly Return Cap) shall be added to (or in the case of decreases, subtracted from) the Summation Amount.

The “Starting Value” shall equal the closing level of the Index on the immediately preceding Monthly Return Calculation Date. For purposes of determining the Monthly return on the initial Monthly Return Calculation Date, the Starting Value equals the Index level on the Pricing Date as set forth on the face hereof.

The “Ending Value” shall equal the closing level of the Index on the Monthly Return Calculation Date for which the Monthly Return is being determined; provided, however, that when determining the Ending Value for the final Monthly Return Calculation Date, the Ending Value shall be determined by the Calculation Agent regardless of the occurrence of a Market Disruption Event (as defined below) on that day.

An “Index Business Day” means a day on which the New York Stock Exchange (the “NYSE”), the American Stock Exchange (the “AMEX”) and The Nasdaq Stock Market are open for trading, the Index or any Successor Index (as defined below) is calculated and published and a Market Disruption Event has not occurred.

“Business Day” means any day on which the NYSE, the AMEX and The Nasdaq Stock Market are open for trading.

All determinations made by the Calculation Agent shall be at the sole discretion of the Calculation Agent and, absent a determination of a manifest error, shall be conclusive for all purposes and binding on the Company and the Holders and the beneficial owners of this Global Note.

Adjustments to the Index; Market Disruption Events

If at any time the Index Publisher makes a material change in the formula for or the method of calculating the Index or in any other way materially modifies the Index so that the Index does not, in the opinion of the Calculation Agent, fairly represent the level of the Index had those changes or modifications not been made, then, from and after that time, the Calculation Agent shall, at the close of business in New York, New York, on each date that the closing level of the Index is to be calculated, make those adjustments as, in the good faith judgment of the Calculation Agent, may be necessary in order to arrive at a calculation of a level of a stock index comparable to the Index as if those changes or modifications had not been made, and calculate the closing level with reference to the Index, as so adjusted.

“Market Disruption Event” means either of the following events as determined by the Calculation Agent:

(A)	the suspension of or material limitation on trading for more than two hours of trading, or during the one-half hour period preceding the close of trading, on the applicable exchange (without taking into account any after-hours trading session), in 20% or more of the stocks which then comprise the Index or any Successor Index; or

(B)	the suspension of or material limitation on trading for more than two hours of trading, or during the one-half hour period preceding the close of trading, on the applicable exchange (without taking into account any after-hours trading session), whether by reason of movements in price otherwise exceeding levels permitted by the relevant exchange or otherwise, in option contracts or futures contracts related to the Index, or any Successor Index, which are traded on any major U.S. exchange.

For the purposes of determining whether a Market Disruption Event has occurred:

(1)	a limitation on the hours in a trading day and/or number of days of trading shall not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the relevant exchange;

(2)	a decision to permanently discontinue trading in the relevant futures or options contract shall not constitute a Market Disruption Event; and

(3)	for the purpose of clause (A) above, any limitations on trading during significant market fluctuations under NYSE Rule 80A, or any applicable rule or regulation enacted or promulgated by the NYSE or any other self regulatory organization or the Securities and Exchange Commission of similar scope as determined by the Calculation Agent, shall be considered “material”.

Discontinuance of the Index

If the Index Publisher discontinues publication of the Index and the Index Publisher or another entity publishes a successor or substitute index that the Calculation Agent determines, in its sole discretion, to be comparable to the Index (a “Successor Index”), then, upon the Calculation Agent’s notification of that determination to the Trustee (as defined below) and the Company, the Calculation Agent shall substitute the Successor Index as calculated by the Index Publisher or any other entity for the Index and calculate the Monthly Returns as described above under “Payment at Stated Maturity”. Upon any selection by the Calculation Agent of a Successor Index, the Company shall cause notice to be given to Holders of the Global Notes.

In the event that the Index Publisher discontinues publication of the Index and:

•	the Calculation Agent does not select a Successor Index; or

•	the Successor Index is no longer published,

the Calculation Agent shall compute a substitute level for the Index in accordance with the procedures last used to calculate the Index before any discontinuance. If a Successor Index is selected or the Calculation Agent calculates a level as a substitute for the Index as described below, the Successor Index or level shall be used as a substitute for the Index for all purposes, including for purposes of determining whether a Market Disruption Event exists.

If the Index Publisher discontinues publication of the Index before a Monthly Return Calculation Date and the Calculation Agent determines that no Successor Index is available at that time, then on each Business Day until the earlier to occur of:

•	the determination of an Ending Value; or

•	a determination by the Calculation Agent that a Successor Index is available,

the Calculation Agent shall determine the value that would be used in computing a Monthly Return as described in the preceding paragraph as if that day were a Monthly Return Calculation Date. The Calculation Agent shall cause notice of each value to be published not less often than once each month in The Wall Street Journal or another newspaper of general circulation and arrange for information with respect to these values to be made available by telephone.

General

All percentages resulting from any calculation on the Notes shall be rounded to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upwards. For example, 9.876545% (or .09876545) would be rounded to 9.87655% (or .0987655). All dollar amounts used in or resulting from any calculation shall be rounded to the nearest cent with one-half cent being rounded upward.

Payment of the principal of and interest on the Notes shall be made at the Office or Agency of the Company maintained by the Company for such purpose in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

Unless the certificate of authentication hereon has been executed by or on behalf of JPMorgan Chase Bank, N.A., the Trustee with respect to the Notes under the Indenture, or its successor thereunder, by the manual signature of one of its authorized officers, this Global Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

This Global Note is one of a duly authorized issue of securities of the Company designated as its Medium-Term Notes, Series C, Due Nine Months or More from Date of Issue. The Securities are issued and to be issued under an indenture (the “Indenture”) dated as of April 1, 1983, as amended and restated, between the Company and JPMorgan Chase Bank, N.A. (herein called the “Trustee”, which term includes any successor Trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights thereunder of the Company, the Trustee and the Holders of the Notes and the terms upon which the Notes are to be authenticated and delivered.

The Notes are issuable only in registered form without coupons in the denominations specified above. As provided in the Indenture and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes as requested by the Holder surrendering the same. If (x) the Depository is at any time unwilling or unable to continue as depository and a successor depository is not appointed by the Company within 60 days, (y) the Company executes and delivers to the Trustee a Company Order to the effect that this Global Note shall be exchangeable or (z) an Event of Default has occurred and is continuing with respect to the Notes, this Global Note shall be exchangeable for Notes in definitive form of like tenor and of an equal aggregate principal amount, in authorized denominations. Such definitive Notes shall be registered in such name or names as the Depository shall instruct the Trustee. If definitive Notes are so delivered, the Company may make such changes to the form of this Global Note as are necessary or appropriate to allow for the issuance of such definitive Notes.

The Notes are not subject to any sinking fund.

In case an Event of Default with respect to any Notes shall have occurred and be continuing, the amount payable to a Holder of a Note upon any acceleration permitted by the Notes, with respect to the principal amount hereof, shall be equal to the amount payable on the Stated Maturity, calculated as though the date of acceleration were the Stated Maturity and the final Monthly Return Calculation Date of the Global Note.

In case of default in payment of the Notes (whether at the Stated Maturity or upon acceleration), from and after such date the Notes shall bear interest, payable upon demand of the Holders thereof, at the Default Rate (to the extent that payment of such interest shall be legally enforceable) on the unpaid amount due and payable on such date in accordance with the terms of the Notes to the date payment of such amount has been made or duly provided for.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than 66 2/3% in aggregate original principal amount of the Securities at the time Outstanding of each series affected thereby. Holders of specified percentages in aggregate original principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of each series, are permitted to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Global Note shall be conclusive and binding upon such Holder and upon all future Holders of this Global Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Global Note.

No reference herein to the Indenture and no provision of this Global Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on the Notes at the time, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations set forth therein and on the face hereof, the transfer of this Global Note may be registered on the Security Register of the Company, upon surrender of this Global Note for registration of transfer at the office or agency of the Company in the Borough of Manhattan, The City of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company duly executed by, the Holder hereof or by his attorney duly authorized in writing, and thereupon one or more new Notes of authorized denominations and for the same aggregate principal amount, shall be issued to the designated transferee or transferees.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Company and each Holder by acceptance hereof hereby agree to treat this Global Note for all tax purposes as a debt instrument that is subject to U.S. Treasury Regulation section 1.1275-4(b) governing contingent payment debt instruments, and, where required, the Company shall file information returns with the Internal Revenue Service in accordance with this treatment, in the absence of any change or clarification in the law, by regulation or otherwise, requiring a different characterization of the Notes.

Prior to due presentment of this Global Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Global Note is registered as the owner hereof for all purposes, whether or not this Global Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

The Indenture and the Notes shall be governed by and construed in accordance with the laws of the State of New York.

All terms used in this Global Note which are defined in the Indenture but not in this Global Note shall have the meanings assigned to them in the Indenture.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated: November 30, 2004

CERTIFICATE OF AUTHENTICATION This is one of the Notes of the series designated therein referred to in the within-mentioned Indenture.	MERRILL LYNCH & CO., INC.
[Copy of Seal]

JPMorgan Chase Bank, N.A., as Trustee	By: Treasurer

By: Authorized Officer	Attest: Secretary

ASSIGNMENT/TRANSFER FORM

FOR VALUE RECEIVED the undersigned registered Holder hereby sell(s), assign(s)

and transfer(s) unto

(insert Taxpayer Identification No.) ___________________________________________________________________________________________________________________________________

_______________________________________________________________________________________________________________________________

(Please print or typewrite name and address including postal zip code of assignee)

________________________________________________________________________________________________________________________________

the within Note and all rights thereunder, hereby irrevocably constituting and appointing

______________________________________________________________________ attorney to transfer said Note on the books of the Company with full power of substitution in the premises.

Date	_____________________________________________________

NOTICE: The signature of the registered Holder to this

assignment must correspond with the name as written upon the face of the within instrument in every particular, without

alteration or enlargement or any change whatsoever.